SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Getty Images, Inc.

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[GETTY IMAGES LOGO]

April 19, 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 annual meeting of stockholders of Getty Images, Inc. (“Getty Images” or the “Company”). The meeting will be held at the headquarters of the Company at 601 North 34th Street, Seattle, Washington, on Tuesday, May 21, 2002, at 2:30 p.m. (Pacific Daylight Time). We hope that you will be able to attend.

      At the annual meeting, you will be asked (i) to elect two (2) Class II Directors to serve three-year terms, (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2002 fiscal year, (iii) to approve a proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, and (iv) to approve a proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan to allow for grants of awards to non-employee directors.

      More details of the business to be conducted at the annual meeting are presented in the attached Notice of Annual Meeting and Proxy Statement.

      Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, kindly complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning the proxy will not preclude you from voting in person at the meeting should you later decide to attend, as your proxy is revocable at your discretion.

      The Board of Directors of Getty Images unanimously recommends that you vote FOR both of the nominees for director, FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2002 fiscal year, FOR the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, and FOR the proposal to amend and restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ MARK H. GETTY

Mark H. Getty
Executive Chairman of the Board of Directors

GETTY IMAGES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2002

       Notice is hereby given that the annual meeting of stockholders of Getty Images, Inc., a Delaware corporation (“Getty Images” or the “Company”), will be held at the headquarters of the Company, 601 North 34th Street, Seattle, Washington, on Tuesday, May 21, 2002 at 2:30 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect two (2) Class II Directors to serve until the 2005 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002;

3.	To approve the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock;

4.	To approve the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, among other things, to allow for grants of awards to non-employee directors; and

5.	To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

      The Board of Directors set March 27, 2002 as the record date of the meeting. This means that owners of shares of our stock at the close of business on that date are entitled to receive notice of the annual meeting and to attend and to vote at the meeting and at any adjournments or postponements of the meeting. Additional information regarding the matters to be acted on at the annual meeting can be found in the accompanying proxy statement.

By Order of the Board of Directors

/s/ JEFFREY L. BEYLE
Jeffrey L. Beyle
Senior Vice President, General Counsel and Secretary

Seattle, WA

April 19, 2002

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend in person, we urge you to complete, sign, date, and return the enclosed proxy at your earliest convenience. This will help to ensure the presence of a quorum at the annual meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at your discretion.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3 APPROVAL OF THE PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
PROPOSAL NO. 4 APPROVAL OF THE PROPOSAL TO AMEND AND TO RESTATE THE AMENDED AND RESTATED GETTY IMAGES, INC. 1998 STOCK INCENTIVE PLAN
OTHER MATTERS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
EXECUTIVE COMPENSATION
ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR 2001
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG GETTY IMAGES, INC. NASDAQ MARKET INDEX, MG GROUP INDEX AND S&P GROUP INDEX
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS
ADDITIONAL INFORMATION
1998 STOCK INCENTIVE PLAN

GETTY IMAGES, INC.

601 N. 34th Street
Seattle, Washington 98103

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2002

April 19, 2002

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Getty Images, Inc., a Delaware corporation (“Getty Images” or the “Company”), from the holders of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, to be exercised at the annual meeting of stockholders to be held at 2:30 p.m. (Pacific Daylight Time) on Tuesday, May 21, 2002, at the headquarters of the Company located at 601 North 34th Street, Seattle, Washington.

      This proxy statement contains information related to the annual meeting. The proxies also may be voted at any adjournments or postponements of the annual meeting. We hope that you will be able to attend.

      All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before or at the meeting.

      Only owners of record of shares of common stock at the close of business on March 27, 2002, are entitled to vote at the annual meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 27, 2002, there were 52,189,834 shares of common stock issued and outstanding.

      The purpose of the annual meeting is to consider and to act upon the following proposals:

1.	To elect two (2) Class II Directors to serve until the 2005 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002;

3.	To approve the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock;

4.	To approve the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, among other things, to allow for grants of awards to non-employee directors; and

5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

      The proxy materials are being mailed to the stockholders entitled to vote at the meeting on or about April 19, 2002.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

      At our annual meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this proxy statement, including the election of directors, ratification of the appointment of our independent public accountants, approval of an amendment to our Restated Certificate of Incorporation to increase in the number of authorized shares of our common stock, and approval of certain amendments to and restatement of the Amended and Restated Getty Images, Inc. 1998 Stock Option Plan, among other things, to allow for grants of awards to non-employee directors. In addition, management will report on the performance of the Company during fiscal year 2001 and respond to questions from stockholders.

Who can attend the meeting?

      All stockholders of record as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 2:00 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What is the record date and what does it mean?

      The record date for our 2002 annual meeting is March 27, 2002. The record date is established by the Board of Directors as required by Delaware law. Owners of shares of our common stock at the close of business on the record date are entitled:

•	to receive notice of the meeting,

•	to attend the meeting, and

•	to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the meeting?

      Only stockholders of record at the close of business on March 27, 2002, the record date for the meeting, are entitled to receive notice of and to attend and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

      If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

What are the voting rights of the holders of shares of Getty Images’ common stock?

      Each outstanding share of Getty Images’ common stock will be entitled to one vote on each matter.

Can I vote by telephone or via the internet?

      No, you cannot.

What is a proxy?

      You may legally designate another person to vote the shares of stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy card has been attached to this proxy statement. Two of our executive officers have been designated as proxies for our 2002 annual meeting of stockholders. These two executive officers are Elizabeth J. Huebner, our Chief Financial Officer, and Jeffrey L. Beyle, our General Counsel.

What is a proxy statement?

      A proxy statement is a document that the Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card designating Elizabeth J. Huebner and Jeffrey L. Beyle as proxies to vote on your behalf.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a date later than the proxy you are revoking. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How can you revoke a proxy?

      A stockholder can revoke a proxy by any one of the following three actions:

•	giving written notice to the Secretary of the Company,

•	delivering a later-dated proxy, or

•	voting in person at the meeting after requesting at the meeting that a previously granted proxy be revoked.

How do you get an admission card to attend the meeting?

      If you are a stockholder of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

      If you hold your shares in “street name” (that is, through a broker or bank), you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement (reflecting your stock ownership as of the record date) with you to the meeting. We can use that to verify your ownership of shares of Getty Images’ common stock and to admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

What constitutes a quorum at the meeting?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the March 27, 2002, the record date, 52,189,834 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 26,094,918 votes will be required to establish a quorum.

      Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. If you are a “street name” stockholder who wishes to vote at the meeting, you will need to obtain a proxy card from the institution that holds your shares.

Are votes confidential? Who counts the votes?

      We will continue our practice of holding the votes of all stockholders in confidence from directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or to defend claims for or against the Company,

•	in case of a contested proxy solicitation,

•	if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

•	to allow the independent inspectors of election to certify the results of the vote.

      We also will continue to retain an independent tabulator to receive and to tabulate the proxies and an independent inspector of election to certify the results.

What are my voting choices when voting for director nominees? What is the Board’s recommendation?

      In voting on the election of two director nominees to serve until our 2005 annual meeting of stockholders, stockholders may vote in one of the following ways:

•	vote in favor of both nominees,

•	withhold votes as to both nominees, or

•	withhold your vote as to one of the nominees and vote in favor of the other nominee.

      The Board of Directors recommends a vote “FOR” both of the nominees.

What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants? What is the Board’s recommendation?

      In voting on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants, stockholders may vote in one of the following ways:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

      The Board of Directors recommends a vote “FOR” the proposal.

What are my voting choices when voting on the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock? What is the Board’s recommendation?

      In voting on the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, stockholders may vote in one of the following ways:

•	vote in favor of the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock,

•	vote against the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, or

•	abstain from voting on the proposal.

      The Board recommends a vote “FOR” this proposal.

What are my voting choices when voting on the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan? What is the Board’s recommendation?

      In voting on the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, among other things, to allow for grants of awards to non-employee directors, stockholders may vote in one of the following ways:

•	vote in favor of the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan,

•	vote against the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, or

•	abstain from voting on the proposal.

      The Board recommends a vote “FOR” this proposal.

What are the Board’s recommendations on all of the issues to be voted on at the annual meeting?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth immediately above in this Questions and Answers section of this proxy statement. The Board’s recommendations also are set forth together with the description of each issue later in this proxy statement. In summary, the Board recommends a vote:

•	for election of both of the nominees for the Board of Directors (see Item 1);

•	for ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal year 2002 (see Item 2);

•	for approval of the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock (see Item 3); and

•	for approval of the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan (see Item 4).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What vote is required to approve each item?

      Election of Directors. The affirmative vote of a plurality of the shares represented in person or by proxy at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” or “ABSTAIN” with respect to the election of one or more directors will be counted as a vote against the director or directors indicated.

      Amendment of Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the common stock outstanding is required to approve the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

      All Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

How are abstentions and broker non-votes counted?

      A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your share in “street name” through a broker or other nominee, your broker or nominee may exercise voting discretion with respect to each of the matters to be acted upon.

What if a stockholder does not specify a choice for a matter when returning a proxy?

      Stockholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted “FOR” the election of both director nominees, “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants, “FOR” the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, and “FOR” the proposal to amend and to restate the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan.

What if other business comes before the annual meeting for a vote?

      The shares of our common stock represented by a proxy card properly executed, duly returned and not subsequently revoked will be voted at the annual meeting in accordance with the discretion of the person or persons voting the proxy on any other matter properly brought before the meeting. The Company does not presently know of any other business that may come before the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company has a classified Board of Directors, consisting of Class I Directors, Class II Directors and Class III Directors, the members of which serve staggered three-year terms. Effective at the time of the annual meeting and until further action of the Board, the Board of Directors has set the number of members of the Board of Directors at six, two of which are designated as Class I Directors, two as Class II Directors and two as Class III Directors. Our Restated Certificate of Incorporation provides that the term of the Class II Directors terminates on the date of the 2002 annual meeting. Accordingly, the stockholders have the right to elect two directors to serve until the date of the annual meeting of stockholders held in 2005 and until their respective successors are duly elected and qualified. The terms of the Class I and Class III Directors will terminate on the date of the annual meeting of stockholders in the years 2004 and 2003, respectively.

      The Board of Directors has nominated Christopher H. Sporborg and Mark H. Getty, the Class II Director nominees named below, to serve as Class II Directors to hold office until the annual meeting of stockholders to be held in 2005 and until their respective successors are duly elected and qualified. Mr. Sporborg and Mr. Getty are currently Class II Directors of the Company. The remaining four directors named below will continue in office. The Board of Directors does not anticipate that either of these nominees will be unable or unwilling to serve, but if either nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person as is designated by the Board of Directors. Set forth below is a brief description of the background of each nominee for election as a director and each director continuing in office.

Nominees for Class II Directors

			Director
Name	Age	Business Experience During Past Five Years	Since

Christopher H. Sporborg (Class II)	62	Mr. Sporborg has been a director since February 1998 and served as a director of Getty Communications plc, our predecessor, from May 1996 to February 1998. From its inception in 1993 until April 1996, he served as a Chairman of Getty Investment Holdings L.L.C., the predecessor to Getty Investments L.L.C. Mr. Sporborg held various positions at Hambros Bank Limited from 1962 to 1998, including Deputy Chairman of Hambros plc and Chairman of Hambros Insurance Services Group plc. Mr. Sporborg is founder and Chairman of Hambros Countrywide Assured plc, and is Chairman of Atlas Copco Holdings Ltd. and Racecourse Holdings Trust Ltd. Mr. Sporborg also is a director of Lindsey Morden Group Inc.	1998

			Director
Name	Age	Business Experience During Past Five Years	Since

Mark H. Getty (Class II)	41	Mr. Getty is a co-founder of Getty Images and has been our Executive Chairman since September 1998 and a director since February 1998. Mr. Getty served as Co-Chairman from February 1998 until September 1998. He served as Executive Chairman of Getty Communications plc, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Getty served as the Joint Chairman of Getty Communications plc. In 1993, Mr. Getty co-founded Getty Investment Holdings L.L.C., the predecessor to Getty Investments L.L.C. Mr. Getty serves on the boards of directors of Wisden Cricket Magazine Ltd., John Wisden & Co. Ltd., the National Gallery Company Ltd., and the National Gallery Board of Trustees, and he is the Chairman of Getty Investments L.L.C.	1998

Vote Required

      The affirmative vote of a plurality of the shares represented in person or by proxy at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” or “ABSTAIN” with respect to the election of one or more directors will be counted as a vote against the director or directors indicated. There can be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF BOTH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

Directors Continuing in Office

			Director
Name	Age	Business Experience During Past Five Years	Since

James N. Bailey (Class I)	55	Mr. Bailey has been a director since February 1998 and served as a director of Getty Communications plc, our predecessor, from September 1996 to February 1998. Mr. Bailey co-founded Cambridge Associates LLC, an investment consulting firm, in May 1973 and serves as its Senior Managing Director and Treasurer. He also serves on the boards of The Plymouth Rock Company, SRB Corporation, Inc., Direct Response Corporation, Homeowners Direct Company, and Apartment Investment & Management Company.	1998

Andrew S. Garb (Class I)	59	Mr. Garb has been a director since February 1998 and served as a director of Getty Communications plc, our predecessor, from May 1996 to February 1998. Mr. Garb also has served as a director of Getty Investments L.L.C. and its predecessor, Getty Investment Holdings L.L.C., since 1993. Mr. Garb is a partner in the law firm of Loeb & Loeb LLP, and he was the firm’s Managing Partner from 1986 to 1992.	1998

			Director
Name	Age	Business Experience During Past Five Years	Since

Jonathan D. Klein (Class III)	41	Mr. Klein is a co-founder of Getty Images and has been our Chief Executive Officer and a director since February 1998. Mr. Klein served as Chief Executive Officer and as a director of Getty Communications plc, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Klein served as the Joint Chairman of Getty Communications plc. In 1993, Mr. Klein co-founded Getty Investment Holdings L.L.C., the predecessor to Getty Investments L.L.C. Mr. Klein serves on the boards of Getty Investments L.L.C. and Click2learn.com, Inc.	1998

Mark Torrance (Class III)	55	Mr. Torrance has been our non-executive Vice Chairman since September 1998 and a director since February 1998. From February 1998 until September 1998, Mr. Torrance served as our Co-Chairman. Mr. Torrance co-founded PhotoDisc, Inc. in 1992 and served as its Chairman of the Board and Chief Executive Officer from 1992 to February 1998. Mr. Torrance also serves as a director of Vista Corporation.	1998

Committees and Meetings of the Board of Directors

      The Board of Directors held eight meetings during 2001. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year. The Company has no nominating committee of the Board of Directors.

      The Company has an Audit Committee that consists of Messrs. Bailey, Garb and Sporborg. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent public accountants of the Company during the year. The members of the Audit Committee also meet regularly with the independent public accountants to review the scope and results of the annual audit. The Audit Committee held five meetings during 2001.

      The Company also has a Compensation Committee that consists of Messrs. Bailey, Garb and Sporborg. The Compensation Committee reviews the compensation of the senior officers of the Company, including executive bonus plan allocations, and is responsible for the administration of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan for the executive officers of the Company. The Compensation Committee held ten meetings during 2001.

      The Company also formed a Stock Option Committee in July 2001. The Stock Option Committee consists of Mr. Klein. The Stock Option Committee is responsible for the administration of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan for those employees who are not executive officers of the Company. The Stock Option Committee did not hold any meetings during 2001; instead it took all actions by written consent in lieu of a meeting.

Director Compensation

      Officers who are also directors do not receive any fees or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors. During 2001, Mr. Sporborg received $21,600 in cash compensation for his service on the Board of Directors, Mr. Torrance received $12,720 in cash compensation for his service on the Board of Directors, and Loeb & Loeb LLP, a law firm of which Mr. Garb is a partner, received $52,672 from Getty Investments L.L.C., a stockholder of the Company, for Mr. Garb’s service on the Board of Directors of the Company in fiscal year 2001. No other members of the Board of Directors received any cash compensation in connection with their service on the Board of Directors or any committee thereof during fiscal year 2001.

      In 2001, Messrs. Bailey, Garb and Sporborg each received grants of options to purchase 8,333 shares of our common stock as compensation for their service as directors of the Company. These options are scheduled to vest over a four-year period, 25% on the first anniversary from the date of grant and monthly on a pro rata basis thereafter, and were granted with an exercise price equal to the average of the high and low prices of the common stock of the Company on the date of the grant. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is composed of three outside directors, Messrs. Bailey, Garb and Sporborg. None of Messrs. Bailey, Garb or Sporborg is an executive officer of an entity for which an executive officer of the Company served as a member of a compensation committee or as a director during the 2001 fiscal year.

Business Experience of Other Executive Officers

      Set forth below is certain information with respect to other current executive officers of Getty Images:

Name	Age	Business Experience During Past Five Years

A. D. “Bud” Albers	38	Mr. Albers has been our Senior Vice President and Chief Technology Officer since October 1999. Prior to joining the Company, Mr. Albers was responsible for global technology strategies and architectures, as well as enterprise applications for Monsanto Corporation from November 1997 to October 1999. From April 1996 through November 1997, he was the Vice President responsible for the technology, product management and professional services functions for Ameritech’s Electronic Commerce Products Group.

Jeffrey L. Beyle	40	Mr. Beyle has been Senior Vice President and General Counsel since November 2000. Prior to joining the Company, Mr. Beyle was General Counsel of Coca-Cola’s Asia-Pacific Group in Hong Kong from April 2000 through October 2000. Prior to that, Mr. Beyle was Vice President of Legal and Business Development for Coca-Cola China Limited from May 1997 to April 2000, heading the legal and business development functions for Coca-Cola’s operations in China, Hong Kong, Taiwan, South Korea, North Korea and Micronesia. From July 1994 to May 1997, Mr. Beyle was Vice President of Legal for Coca-Cola China Limited, heading the legal function for Coca-Cola’s operations in China, Hong Kong and Taiwan.

Lewis Blackwell	43	Mr. Blackwell has been Senior Vice President, Creative Direction since July 2001. Prior to that, Mr. Blackwell had been Vice President, Creative Direction for the Company since June 1999, and International Creative Director on joining Getty Images in March 1999. Previously, Mr. Blackwell had been publisher and editor-in-chief of Creative Review from 1996 to 1999 and worked as an advertising and design consultant. Mr. Blackwell is the author of several internationally best-selling titles on communication and creativity.

Nicholas Evans-Lombe	35	Mr. Evans-Lombe has been Senior Vice President, Editorial Brands and Motion since January 2002. Previously, Mr. Evans-Lombe was Senior Vice President, Strategy and Corporate Development from February 1998 to January 2002, and served as the Director of Strategy and Corporate Development of Getty Communications plc, our predecessor, from February 1996 to February 1998.

Name	Age	Business Experience During Past Five Years

Elizabeth J. Huebner	44	Ms. Huebner has been Senior Vice President and Chief Financial Officer since October 2000. Prior to joining the Company, Ms. Huebner was Executive Vice President and Chief Financial Officer for Primus Knowledge Solutions, Inc. from August 1998 to August 2000. Before that, Ms. Huebner was Vice President and Chief Financial Officer of Fluke Corporation from March 1996 to July 1998.

N. William O’Neill	45	Mr. O’Neill has been the Senior Vice President of Human Resources since April 2000. Prior to joining the Company, Mr. O’Neill served as the Vice President of Human Resources and Learning for Coca-Cola China Limited from April 1998 to March 2000, where he was responsible for all human resources activities for China, Hong Kong, Taiwan and South Korea. Prior to that, Mr. O’Neill worked for Motorola, Inc. for fifteen years, including most recently as the Vice President of Human Resources for their worldwide Paging Products Group from 1994 to 1997.

Philippe Sanchez	38	Mr. Sanchez has been the Senior Vice President of Marketing since November 2001. Prior to joining the Company, Mr. Sanchez worked at Nike Inc., where he served as Director of Footwear Business, Americas Region from December 1998 to November 2001; as Director of Merchandising, Americas Region from October 1997 to December 1998; and as International Product Line Manager, Basketball from September 1995 to October 1997.

Warwick Woodhouse	50	Mr. Woodhouse has been Senior Vice President, Operations and Logistics since September 2000 and had previously been Senior Vice President, Planning since February 1998. He served as Group Planning Director of Getty Communications plc, our predecessor, from October 1996 to February 1998.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP, independent public accountants, served as independent public accountants of the Company for the fiscal year ended December 31, 2001. The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002 and to perform other appropriate accounting services. A proposal will be presented at the annual meeting to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if the representative so desires and to respond to appropriate questions from the stockholders. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

Vote Required

      The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for ratification of this appointment. Abstentions will not be voted in favor of the ratification, although they will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. There can be no broker non-votes on this proposal because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the ratification of independent public accountants.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

PROPOSAL NO. 3

APPROVAL OF THE PROPOSAL TO AMEND OUR RESTATED CERTIFICATE

OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF OUR COMMON STOCK

      The Board of Directors, subject to the approval of our stockholders, unanimously adopted a resolution approving an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 100,000,000. Each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock. This amendment requires the approval of our stockholders. As amended, the relevant section of Section 4.01 of our Restated Certificate of Incorporation will read as follows:

Section 4.01. AUTHORIZED CAPITAL SHARES. (a) The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 105,000,000 shares, of which (i) 100,000,000 shares shall be common stock, par value $0.01 per share (“COMMON STOCK”), and (ii) 5,000,000 shares shall be preferred stock, par value $0.01 per share (“PREFERRED STOCK”).

      The Board of Directors believes it is in the best interests of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future business needs. The shares will be available for issuance by the Board of Directors for proper corporate purposes, including but not limited to, stock dividends, stock splits, acquisitions, financings and compensation plans.

      Current stockholders do not have preemptive rights to subscribe for, purchase or reserve any shares of the authorized capital stock of the Company. This means that we may issue additional shares of common stock without first offering them to current stockholders. The issuance of additional shares of common stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, voting power and shareholdings of our stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company.

      Other than in connection with the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, we have no present intent to issue any shares of common stock. In the future, if we do issue additional common stock, we may be required to obtain further stockholder approval under applicable law or under the rules of the Nasdaq National Market or such other stock exchange on which our common stock is listed at that time.

      If the amendment is approved, an amendment to the Restated Certificate of Incorporation will be filed with the Secretary of State of Delaware as soon as practicable after the annual meeting.

Vote Required

      The affirmative vote of the holders of a majority of the shares of common stock outstanding is required for approval of this proposal. Abstentions will not be voted in favor of this proposal, although they will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. There can be no broker non-votes on this proposal because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

PROPOSAL NO. 4

APPROVAL OF THE PROPOSAL TO AMEND AND TO RESTATE THE AMENDED AND RESTATED

GETTY IMAGES, INC. 1998 STOCK INCENTIVE PLAN

      The Board of Directors, subject to the approval of our stockholders, has unanimously adopted amendments (the “Amendments”) to the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan (the “Plan”) to allow for the grant of awards to our non-employee directors and to make certain other minor revisions to the Plan. The Plan currently provides that shares of common stock may be issued under the Plan pursuant to awards in the form of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance share awards, Section 162(m) awards or other awards determined by the Compensation Committee (“Awards”) to officers, other employees and consultants of the Company and its subsidiaries. The stockholders are being asked to approve the Amendments in accordance with Delaware law and applicable Nasdaq rules.

      The most significant amendment to the Plan will allow for the grant of Awards to our non-employee directors. This amendment is being proposed to provide us with a source of stock-based awards for directors (i) to attract directors to serve on our Board of Directors, (ii) to reward directors for their service to the Company, and (iii) to provide an additional link between the directors’ personal interests and those of our stockholders.

      The other most significant amendment to the Plan will require that the exercise price of a stock option not be less than the fair market value on the date of grant (for these purposes, “fair market value” means the average of the high and low per share trading prices for the common stock on the date of grant as reported on the Nasdaq National Market). Currently, the Plan only requires that the exercise price of an incentive stock option (that is, a stock option that complies with Section 422 of the Internal Revenue Code) not be less than 100% of the fair market value on the date of the grant. Thus, the amendment will extend this requirement to nonqualified stock options.

      Set forth below is a summary of certain important features of the Plan, which summary is qualified in its entirety by reference to the full text of the Plan, as amended, which is attached as Appendix A to this proxy statement. The Amendments are shown in italics in Appendix A.

Description of the Plan

      Shares Available for Grant. An aggregate of 13,000,000 shares of Getty Images’ common stock is authorized for Awards under the Plan and no more than 9,000,000 of such shares may be issued as incentive stock options. In any fiscal year, no individual may receive Awards under the Plan representing more than 4,500,000 shares.

      As of March 1, 2002, approximately 583,000 shares of our common stock remained available for future grants under the Plan, and Awards to purchase approximately 12,000,000 shares of common stock were outstanding. When it was adopted in February 1998, the Plan originally authorized 10,000,000 shares of common stock for issuance, but by an amendment approved by the Board of Directors on March 21, 2000 and approved by the stockholders at the annual meeting on May 9, 2000, the authorization was increased to 13,000,000 shares.

      Administration. The Plan is administered by the Compensation Committee of the Board of Directors, whose members are all non-employee directors of the Company.

      The Plan allows the Compensation Committee to make Awards as determined by the Compensation Committee to officers, other employees and consultants of the Company and its subsidiaries. The Amendments provide for the grant of Awards to officers, employees, non-employee directors and consultants. As of March 1, 2002, approximately 1,800 persons were eligible to participate in the Plan. The Board of Directors may delegate its authority to a committee of one or more executive officers who are also members of the Board, except that it cannot delegate decisions regarding Awards to officers subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Board of Directors has delegated limited authority to grant Awards to the Stock Option Committee, of which our Chief Executive Officer is the sole member.

Types of Awards

      Stock options. The Compensation Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Compensation Committee sets option exercise prices and terms; however, the exercise price of an incentive stock option may not be less than 100% of the fair market value on the date of the grant (for these purposes, “fair market value” means the average of the high and low per share trading prices for the common stock on the date of grant as reported on the Nasdaq National Market). The fair market value on March 1, 2002, was $26.31. Typically, options do not vest unless the recipient remains employed or continues to provide services to us for at least 12 months after grant. The term of a stock option may not be more than ten years.

      Performance Shares Awards, Stock Awards and other Awards. The Compensation Committee may grant Awards of our common stock or denominated in units of our common stock. Such Awards may be contingent upon continued service or the attainment of certain performance goals. The Compensation Committee may decide to include dividends or dividend equivalents as part of an Award and may accrue dividends, with or without interest, until the Award is paid. The Compensation Committee has never granted a performance share award, stock award or any similar award.

      Stock Appreciation Rights (“SARs”). The Compensation Committee may grant SARs under the Plan as a right in tandem with the number of shares underlying stock options granted to employees under the Plan or on a stand-alone basis with respect to a number of shares for which a stock option has not been granted. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise. The Compensation Committee may establish a maximum appreciation value for any SAR. The Compensation Committee has never granted SARs under the Plan.

      162(m) Awards. In addition to performance share awards, stock awards and other awards, the Compensation Committee may make Awards that are intended to qualify as “qualified performance based compensation” for purposes of 162(m) of the Internal Revenue Code. 162(m) Awards may consist of stock options, SARs, stock awards, performance awards or other awards and may be conditioned upon the attainment of certain performance goals including, but not limited to, net revenue, net earnings, operating earnings or income, earnings per share, revenue growth, stock price and performance relative to peer companies.

      Transferability. Except as otherwise determined by the Compensation Committee and to the extent permitted by Section 422 of the Internal Revenue Code, Awards are not assignable or transferable by the participant other than by will, the laws of descent or pursuant to a “qualified domestic relations order”, except that a participant may designate a beneficiary who may exercise the Award or receive payment under the Award after the participant’s death. In addition, the Compensation Committee may, subject to such terms and conditions as the Compensation Committee may specify and to the extent permitted by Section 422 of the Internal Revenue Code, permit the transfer of an Award to a participant’s family member or trust. During the participant’s lifetime, only the participant may exercise a stock option or SAR.

      Adjustment of Shares. In the event of any change in outstanding common stock by a reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares affecting the common stock, the Compensation Committee will make (i) such proportionate adjustments it considers appropriate to prevent diminution or enlargement of the rights of participants with respect to the aggregate number of shares of common stock for which Awards in respect thereof may be granted under the Plan, the number of shares of common stock covered by each outstanding Award, and the exercise prices in respect thereof and/or (ii) such other equitable adjustments as it deems appropriate in the interests of the holders of Awards.

      Change in Control. In the event of a merger or sale of substantially all of our assets, and except as the Compensation Committee may otherwise determine, (i) stock options or SARs then outstanding will become fully exercisable as of the date of the change of control, (ii) all restrictions and conditions of all stock awards then outstanding will lapse as of the date of the change of control, and (iii) all performance share awards will be deemed to have been fully earned as of the date of the change of control. Furthermore, upon a change of control, if the Company is not the surviving corporation, all outstanding unexercised stock options will be converted into options to acquire shares of the surviving entity.

      Termination and Amendment. The Board of Directors or the Compensation Committee may terminate, modify or suspend the Plan at any time. The Board of Directors or the Compensation Committee may also amend the Plan, subject to stockholder approval in certain instances set forth in the Plan. The Plan does not have a fixed expiration date, except that no Awards may be granted more than ten years after the Plan’s effective date, which was February 9, 1998.

      Federal Income Tax Consequences. The following is a summary of the material United States federal income tax consequences to us and to participants in the Plan. The summary is based on the Internal Revenue Code and the United States Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the Plan.

      Nonqualified Stock Options and SARs: A recipient will not have any income at the time a nonqualified stock option or SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When an SAR is exercised, the recipient will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the recipient, provided that the deduction is not disallowed by Section 162(m) of the Internal Revenue Code (which limits our deduction in any one year for certain remuneration paid to certain executives in excess of $1 million) or otherwise limited under the Internal Revenue Code.

      Slightly different rules may apply to optionees who acquire shares subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Incentive Stock Options (“ISOs”): An optionee will not have any income at the time an ISO is granted. Furthermore, an optionee will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

      The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee, provided that the deduction is not disallowed by Section 162(m) of the Internal Revenue Code or otherwise limited by the Internal Revenue Code.

      Slightly different rules may apply to optionees who acquire shares subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Performance Share Awards and Stock Awards. Generally, upon acquisition of shares under a performance share award or stock award, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares at the time of receipt over the amount, if any, paid for the shares. However, to the extent the shares are subject to certain restrictions, the recipient will not recognize ordinary income until the restrictions lapse or, if earlier, the time the shares become transferable. At such time, the recipient will recognize ordinary income equal to the excess of the current fair market value of the shares over the amount, if any, paid for the shares. Any further appreciation in the fair market value of the shares will be taxed upon disposition of the shares.

      However, within thirty (30) days of the receipt of shares subject to restrictions as described above, the recipient may elect to recognize ordinary income in the taxable year of receipt, despite the fact that the shares are subject to restrictions. If such election is made, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares at the time of receipt over the amount, if any, paid for the shares. Any further appreciation in the fair market value of the shares will be taxed upon the disposition of the shares. If the shares are later forfeited, the participant will not be allowed a deduction for any income recognized in connection with making the election.

      Upon disposition of the shares, the recipient will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the sum of the amount paid for the shares, if any, plus any amount recognized as ordinary income upon acquisition or vesting of the shares (including income recognized pursuant to an election, as described above). Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the shares were held.

      The Company will be entitled to a corresponding deduction with respect to a performance share award or stock award equal to the ordinary income recognized by the recipient, provided that the deduction is not disallowed by Section 162(m) of the Internal Revenue Code or otherwise limited under the Internal Revenue Code.

      Slightly different rules may apply to persons who are subject to Section 16(b) of the Exchange Act.

Vote Required

      Approval of the Amendments will require the affirmative vote of a majority of the outstanding shares of stock present in person or by proxy and entitled to vote at the annual meeting. Abstentions will not be voted in favor of the Amendments, although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote. There can be no broker non-votes with respect to this proposal because brokers may exercise discretion with respect to the Amendments.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AMEND AND TO RESTATE THE AMENDED AND RESTATED GETTY IMAGES, INC. 1998 STOCK INCENTIVE PLAN.

OTHER MATTERS

      The Company knows of no other matters to be presented at the annual meeting other than those described in this proxy statement. In the event that other business properly comes before the meeting, the persons named as proxies will have authority to vote the shares represented by the proxy in accordance with their discretion.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of shares of our common stock as of March 1, 2002 for (i) each person who is known by the Company to own beneficially more than 5% of the shares of outstanding common stock, (ii) each Director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table of this proxy statement, and (iv) by all directors and executive officers of the Company as a group.

Amount and Nature of Beneficial Ownership

	Number of Shares	Percent of
Names	(1)	Class

Getty Investments, L.L.C.(2)	10,755,247	20.66
Waddell & Reed Investment Management Company	4,372,850	8.40
Mark Torrance(3)	2,499,413	4.75
Mark H. Getty(4)	2,421,588	4.50
Jonathan D. Klein(5)	2,387,404	4.43
Sally von Bargen(6)	195,000	*
Elizabeth J. Huebner(7)	84,479	*
A.D. “Bud” Albers(8)	89,063	*
Andrew S. Garb	10,000	*
Christopher H. Sporborg	800	*
James N. Bailey	0	*
All Executive Officers and Directors as a group (14 persons)(9)	8,163,280	14.29

*	Less than 1%

(1)	Beneficial ownership represents sole or shared voting and investment power and is defined by the Securities and Exchange Commission to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities and Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of March 1, 2002 (i.e., by May 1, 2002) are deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. Getty Images had 52,059,743 shares of outstanding common stock as of March 1, 2002. To our knowledge, the only stockholders who beneficially owned more than 5% of the shares of outstanding common stock as of March 1, 2002, were Getty Investments L.L.C. and Waddell & Reed Investment Management Company. Waddell & Reed Investment Management Company’s business address is 6300 Lamar Avenue, Overland Park, KS 66202.

(2)	Includes shares beneficially owned or deemed to be owned beneficially by Getty Investments L.L.C. as follows: 622,602 shares held by the October 1993 Trust, to which Getty Investments shares voting power with Mr. Getty pursuant to the Getty Parties Shareholders’ Agreement; 512,602 shares held by Abacus Trust Company (Isle of Man) as Trustees of the JD Klein Family Settlement (the “Klein Family Trust”), to which Getty Investments shares voting power with Mr. Klein pursuant to the Getty Parties Shareholders’ Agreement; and 9,620,043 shares held directly by Getty Investments. The address of Getty Investments is 1325 Airmotive Way, Suite 262, Reno, NV 89502.

(3)	Includes 550,000 shares of common stock that may be acquired upon the exercise of outstanding options that presently are exercisable. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Torrance as follows: 1,337,921 held by PDI, L.L.C., a Washington limited liability company in which Mr. Torrance owns a majority interest; 67,500 held by The Mark Torrance Foundation, a 501(c)(3) organization for which Mr. Torrance disclaims beneficial ownership; 542,927 shares held directly by Mr. Torrance; and 1,065 held by trusts for the benefit of Mr. Torrance’s children. Mr. Torrance’s business address is 3004 Webster Point Road NE, Seattle, WA 98105.

(4)	Includes 1,798,986 shares of common stock that may be acquired by Mr. Getty upon the exercise of outstanding options that presently are exercisable or that will become exercisable on or before May 1, 2002. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Getty as follows: 622,602 shares held by the October 1993 Trust, to which Mr. Getty shares voting power with Getty Investments L.L.C. pursuant to the Getty Parties Shareholders’ Agreement. Mr. Getty is Chairman of Getty Investments.

(5)	Includes 1,873,902 shares of common stock that may be acquired by Mr. Klein upon the exercise of outstanding options that presently are exercisable or that will become exercisable on or before May 1, 2002. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Klein as follows: 512,602 shares held by the Klein Family Trust, to which Mr. Klein shares voting power with Getty Investments L.L.C. pursuant to the Getty Parties Shareholders’ Agreement, and 900 shares held by Mr. Klein’s children, for which Mr. Klein disclaims beneficial ownership. Mr. Klein is one of six directors of Getty Investments.

(6)	Represents 195,000 shares of common stock that may be acquired by Ms. von Bargen upon the exercise of outstanding options that presently are exercisable.

(7)	Represents 84,479 shares of common stock that may be acquired by Ms. Huebner upon the exercise of outstanding options that presently are exercisable or that will become exercisable on or before May 1, 2002.

(8)	Represents 89,063 shares of common stock that may be acquired by Mr. Albers upon the exercise of outstanding options that presently are exercisable or that will become exercisable on or before May 1, 2002.

(9)	Includes 5,066,963 shares of common stock that may be acquired upon the exercise of outstanding options that presently are exercisable or that will become exercisable on or before May 1, 2002.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Images in all capacities during the fiscal years ended December 31, 2001, 2000 and 1999 by our Chief Executive Officer and our four other most highly compensated executive officers, whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during the fiscal year ended December 31, 2001 (collectively, the “Named Executive Officers”):

Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(5)	Options (#)	Compensation(6)

Jonathan D. Klein(1)	2001	$625,000	$0	502,000	$1,358,279	(7)
Chief Executive Officer	2000	463,177	500,000	400,000	525,269
	1999	355,976	224,250	15,000	194,356
Mark H. Getty(1)	2001	460,889	0	100,000	61,838	(8)
Executive Chairman	2000	481,292	500,000	400,000	71,208
	1999	343,904	224,250	15,000	97,375
Sally von Bargen(2)	2001	325,000	0	20,000	4,940	(9)
Senior Vice President, Marketing	2000	344,551	162,500	0	1,633
	1999	235,365	75,000	110,000	11,692
Elizabeth J. Huebner(3)	2001	312,500	0	55,000	9,256	(10)
Senior Vice President,	2000	74,178	41,250	200,000	29,072
Chief Financial Officer	1999	—	—	—	—
A.D. “Bud” Albers(4)	2001	275,000	0	70,000	9,525	(11)
Senior Vice President,	2000	248,542	137,500	50,000	2,646
Chief Technology Officer	1999	44,128	17,000	100,000	44,000

(1)	The cash compensation paid to Mr. Getty during 2001, 2000 and 1999, and to Mr. Klein for part of 1999 was paid in pounds sterling and has been converted into U.S. dollars on an annual average basis. The exchange rates in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the years ended December 31, 2001, 2000 and 1999 were $1.44, $1.50 and $1.62, respectively.

(2)	Ms. von Bargen resigned from the Company on December 31, 2001.

(3)	Ms. Huebner became an executive officer in October 2000 when she joined the Company.

(4)	Mr. Albers became an executive officer in October 1999 when he joined the Company.

(5)	The amounts disclosed in the bonus column were awarded under our Executive Bonus Plan for the years ended December 31, 1999, December 31, 2000 and December 31, 2001. There were no bonuses for fiscal year 2001 in respect of the Named Executive Officers because the Compensation Committee determined that no bonuses should be paid. These executive officers were not entitled to any minimum bonus amounts in 2001 under the terms of their respective employment agreements.

(6)	The amounts disclosed in this column include contributions by the Company to the Getty Images, Inc. 401(k) Profit Sharing Plan and other defined contribution pension plans, and other miscellaneous benefits as described in the footnotes below.

(7)	Includes $987,032 in respect of tax gross-ups, $321,450 in respect of other expatriate benefits, and $49,797 in other benefits and expenses. Under the terms of Mr. Klein’s employment agreement effective October 1, 2001, the tax gross-up and expatriate benefits have been eliminated. Please see the “Agreements with Named Executive Officers” section below in this proxy statement for additional details regarding Mr. Klein’s employment agreement.

(8)	Includes $56,256 in lieu of monthly contributions to a pension plan scheme and $5,581 for motor vehicle expenses.

(9)	Includes $1,969 contributed by the Company to Ms. von Bargen’s account in our 401(k) plan, $960 in respect of a parking allowance, and $2,011 for the cost of health, life and disability insurance premiums.

(10)	Includes $7,581 contributed by the Company to Ms. Huebner’s account in our 401(k) plan, $960 in respect of a parking allowance, and $715 for the cost of health, life and disability insurance premiums.

(11)	Includes $6,875 contributed by the Company to Mr. Alber’s account in our 401(k) plan, $960 in respect of a parking allowance, and $1,690 for the cost of health, life and disability insurance premiums.

Option Grants in Last Fiscal Year

      The following table sets forth certain information concerning options granted to the Named Executive Officers during fiscal year 2001 to purchase shares of our common stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical “gains” or “option spreads” that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

						Potential Realizable
						Value at Assumed
						Annual Rates of Stock
						Price Appreciation For
	Number of		Percent of Total			Option Term(1)
	Securities		Options	Exercise
	Underlying		Granted to	Price Per	Expiration	Five Percent	Ten Percent
Name	Options Granted		Employees	Share	Date	(5%)	(10%)

Jonathan D. Klein	50,000	(2)	1.42%	$12.41	10/15/2011	$390,229	$988,917
	170,000	(3)	4.84	25.43	6/26/2011	2,464,015	6,484,247
	232,000	(3)	6.60	25.43	5/7/2011	3,710,327	9,402,698
	50,000	(3)	1.42	16.85	3/30/2011	529,844	1,342,728
Mark H. Getty	50,000	(2)	1.42	12.41	10/15/2011	390,229	988,917
	50,000	(4)	1.42	16.85	3/30/2011	529,844	1,342,728
Sally von Bargen	20,000	(4)	0.57	16.85	3/30/2011	211,937	537,091
Elizabeth J. Huebner	20,000	(2)	0.57	12.41	10/15/2011	156,092	395,567
	35,000	(4)	1.00	16.85	3/30/2011	370,891	939,910
A.D. Bud Albers	25,000	(4)	0.71	21.03	12/20/2011	330,641	837,910
	20,000	(2)	0.57	12.41	10/15/2011	156,092	395,567
	25,000	(4)	0.71	16.85	3/30/2011	264,922	671,364

(1)	The value is based on the assumption that the price of our common stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price performance.

(2)	These options granted under the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan are scheduled to vest over a two-year period, 50% on the first anniversary from the date of grant and the remaining 50% on the second anniversary from the date of the grant. Under the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, the options were granted with an exercise price equal to the average of the high and low prices of our common stock on the date of grant as reported on the Nasdaq National Market.

(3)	These options granted under the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan were scheduled to vest over a four-year period, 25% on the first anniversary from the date of grant and monthly on a pro rata basis thereafter. Under the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, the options were granted with an exercise price equal to the average of the high and low prices of the common stock of the Company on the date of grant as reported on the Nasdaq National Market. On October 25, 2001, the Compensation Committee of the Board of Directors accelerated the vesting of these option awards such that all of the options were vested as of October 25, 2001.

(4)	These options granted under the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan are scheduled to vest over a four-year period, 25% on the first anniversary from the date of grant and monthly on a pro rata basis thereafter. Under the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, the options were granted with an exercise price equal to the average of the high and low prices of the common stock of the Company on the date of grant as reported on the Nasdaq National Market.

Aggregate Option Exercises in 2001 and Values at Year-End 2001

      The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 2001, and the number and aggregate dollar value of unexercised options held at the end of 2001:

			Number of Unexercised		Value of Unexercised
			Options at		in-the-Money Options at
	Shares		December 31, 2001		December 31, 2001(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jonathan D. Klein	—	—	1,865,568	72,917	$5,099,434	$762,274
Mark H. Getty	—	—	1,721,693	392,292	12,303,843	1,151,990
Sally von Bargen	8,167	$144,964	195,000	0	434,800	0
Elizabeth J. Huebner	—	—	58,333	196,667	0	435,300
A.D. “Bud” Albers	—	—	69,792	150,208	0	425,300

(1)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.

(2)	Values are calculated for options that are “in-the-money” by subtracting the exercise price per share of the option from the per share closing price of Getty Images on December 31, 2001 (the last trading day of the year), which was $22.98 as reported on the Nasdaq National Market.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

      The Company has from time to time entered into employment and separation agreements with certain of its executive officers. The Named Executive Officers with whom the Company has such agreements, the date of the agreements and a summary of such agreements are set forth in the following paragraphs.

      Jonathan D. Klein. Mr. Klein serves as Chief Executive Officer of the Company pursuant to an employment agreement effective October 1, 2001. The October 1, 2001 employment agreement superseded the prior employment agreement between Mr. Klein and the Company. The agreement provides for Mr. Klein’s employment through at least October 1, 2003. Thereafter, Mr. Klein’s employment shall continue until either Mr. Klein or the Company provides the other party with at least twelve months’ notice of its intent to terminate the agreement. Under the agreement, Mr. Klein also agreed to continue serving on our Board of Directors.

      Under the agreement, as our Chief Executive Officer Mr. Klein will receive an annual base salary of $1,100,000, subject to possible increase by the Board. This increase in Mr. Klein’s base salary was intended to offset the elimination of significant expatriate benefits that were provided to Mr. Klein under his prior employment contract, but that are not provided under the terms of the new agreement. The eliminated expatriate benefits include a payment in lieu of monthly contributions to a defined contribution pension plan, a foreign service allowance, a cost of living allowance, home leave expense reimbursement and tax equalization benefits. Mr. Klein also is eligible to earn up to 30% of his base salary as a bonus in each calendar year under the new agreement, which is a reduction from 50% under his prior agreement. Mr. Klein’s employment agreement also provides him with certain other welfare and fringe benefits, such as a company automobile.

      In the event that Mr. Klein is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable, and Mr. Klein will be entitled to retain and exercise all unexercised options for the remainder of their respective ten-year terms.

      In the event that Mr. Klein is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in his employment agreement) he will receive (in addition to amounts accrued and unpaid) certain of the welfare and fringe benefits for the remainder of the term of the agreement. Further, Mr. Klein will be entitled to retain and exercise all vested and unexercised options for the remainder of their respective ten-year terms.

      In the event of Mr. Klein’s “disability” (as that term is defined in his employment agreement), the Company is entitled to terminate his employment upon providing him with six months’ prior written notice. In such event, Mr. Klein will receive (in addition to amounts accrued and unpaid) his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable, and Mr. Klein will be entitled to retain and exercise all unexercised options for a period of the lesser of (i) twelve months following his “disability,” and (ii) the term of the unexercised option.

      In the event of Mr. Klein’s death, Mr. Klein’s beneficiary shall be entitled to receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement, less any death benefits which are provided to the beneficiary under the terms of any Company plan, program or arrangement. Mr. Klein’s beneficiary also will be entitled to receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable, and Mr. Klein’s beneficiary will be entitled to retain and exercise all unexercised options for a period of the lesser of (i) twelve months following his death, and (ii) the term of the unexercised option.

      In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Klein will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable, and Mr. Klein will be entitled to retain and exercise all unexercised options for a period of the lesser of (i) twelve months following the change in control, and (ii) the term of the unexercised option.

      In the event that any of the payments to be made to Mr. Klein would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Klein’s “base amount” (as defined under Section 280G of the Internal Revenue Code).

      Mr. Klein’s employment agreement contains provisions relating to protection of our confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

      Mark H. Getty. Mr. Getty serves as the Executive Chairman of the Company pursuant to an employment agreement effective February 9, 1998. The agreement initially provided for Mr. Getty’s employment through at least February 9, 2001. Thereafter, Mr. Getty’s employment continues until either Mr. Getty or the Company provides the other party with at least twelve months’ notice of its intent to terminate the agreement. Under the agreement, Mr. Getty agreed to serve as the Co-Chairman, and subsequently agreed to serve as Executive Chairman, of our Board of Directors.

      Pursuant to the agreement, Mr. Getty received an initial annual base salary of $275,000, subject to possible increase by the Board. Mr. Getty’s current base salary is $500,000. Mr. Getty also was eligible to earn up to 50% of his base salary as a bonus in each calendar year. Mr. Getty’s employment agreement also provides him with certain other benefits and perquisites, such as a supplemental defined contribution pension plan, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

      In the event that Mr. Getty is terminated without “cause” or for “disability” or if he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Getty will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Getty and his eligible dependents may continue to participate in our medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term.

      In the event that any of the payments to be made to Mr. Getty would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Getty’s “base amount” (as defined under Section 280G of the Internal Revenue Code).

      Mr. Getty’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

      Elizabeth J. Huebner. Ms. Huebner serves as Senior Vice President and Chief Financial Officer of the Company pursuant to an employment agreement dated September 18, 2000. The agreement initially provided for Ms. Huebner’s employment through at least October 1, 2001. Thereafter, Ms. Huebner’s employment continues until either Ms. Huebner or the Company provides the other party with at least one month’s notice of its intent to terminate the agreement.

      Ms. Huebner initially received an initial base salary of $275,000, subject to possible increase by the Board. Ms. Huebner also has the opportunity to earn up to 50% of her base salary as a bonus in each calendar year.

      Ms. Huebner’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

      Sally von Bargen. On March 1, 2000, the Company entered into an employment agreement with Ms. von Bargen pursuant to which Ms. von Bargen received a base salary of $325,000, subject to possible increase by the Board. This agreement also provided for an annual salary rate of $275,000 to be applied retroactively from July 16, 1999 through February 29, 2000. This agreement allowed Ms. von Bargen the opportunity to earn up to 30% of her base salary as a bonus in each calendar year. Ms. von Bargen’s employment agreement also provided her with certain other benefits and perquisites.

      On November 9, 2001, the Company entered into an agreement with Ms. von Bargen pursuant to which Ms. von Bargen resigned from her position as Senior Vice President of Marketing effective at the close of business on December 31, 2001.

      On November 6, 2001, the Company entered into an agreement pursuant to which all options awarded to Ms. von Bargen were accelerated and became fully vested and exercisable from November 6, 2001. Under the terms of the agreement, Ms. von Bargen has the right to exercise the options awarded to her any time until the option expiration dates as set forth in the option award agreements.

      A.D. “Bud” Albers. Mr. Albers serves as Senior Vice President and Chief Technology Officer of the Company pursuant to an employment agreement dated October 11, 1999. The agreement initially provided for Mr. Albers’ employment through at least October 11, 2000. Thereafter, Mr. Albers’ employment continues until either Mr. Albers or the Company provides the other party with at least one month’s notice of its intent to terminate the agreement.

      Mr. Albers received an initial base salary of $220,000, subject to possible increase by the Board. Mr. Albers also initially had the opportunity to earn up to 30% of his base salary as a bonus in each calendar year. On May 25, 2000, Mr. Albers’ employment agreement was amended to reflect an increase in his bonus eligibility to 40% of annual salary, beginning is fiscal year 2000. Mr. Albers’ employment agreement also provides him with certain other benefits and perquisites.

      In the event that Mr. Albers is terminated without “cause” or resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and accrued bonus up to and including the date of termination, as well as any unreimbursed expenses. In such instance, Mr. Albers also will receive his base salary through the first anniversary of the date of his termination.

      Mr. Albers’ employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

      Stock Incentive Plan Change of Control Provisions. Under the terms of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, awards are generally subject to special provisions upon the occurrence of a defined “change of control” transaction. Under the plan, upon a change of control, any outstanding stock options will become fully vested and exercisable, all restrictions and conditions of all restricted stock awards shall lapse, and all performance shares will be deemed to have been earned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Stockholders’ Agreement. In connection with the consummation of the merger of the businesses of Getty Communications plc (our predecessor) and PhotoDisc, Inc., the Company and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) have entered into a Stockholders’ Agreement dated as of February 9, 1998, as amended (the “Stockholders’ Agreement”), which, among other things, provides for representation on our Board of Directors and limits the rights of the parties thereto to transfer their respective shares of our common stock. Certain provisions of the Stockholders’ Agreement are described below. The “Getty Group” refers collectively to Getty Investments L.L.C., Mr. Mark H. Getty, Mr. Jonathan D. Klein, the JD Klein Family Settlement, as successor by assignment from Crediton Limited (a trust established by Mr. Klein) (the “Klein Family Trust”) and the October 1993 Trust (a trust established by Mr. Getty). The “Torrance Group” refers collectively to PDI, L.L.C. Mr. Mark Torrance, Ms. Wade Ballinger (the former wife of Mr. Mark Torrance) and certain of their family members. The Getty Group together with the Torrance Group are collectively the “Significant Stockholders”.

      Pursuant to the Stockholders’ Agreement, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder’s shares of common stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders’ Agreement; (iii) subject to the arrangements within their respective “Group”, pursuant to a registered public offering of shares of common stock in which, to the knowledge of such significant stockholder, no person or “Group” will purchase more than 5% of the then outstanding shares of common stock; or (iv) subject to any arrangements within their respective “Group”, sales within the Rule 144 volume limitation, or in a cashless exercise of options. A “Permitted Transferee” is defined generally as (i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of common stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group or the Torrance Group, as the case may be; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

      If any Significant Stockholder (a “Prospective Seller”) receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a “Stockholders’ Agreement Third Party”), a bona fide offer to purchase any or all of such Prospective Seller’s shares of common stock (the “Offered Stock”) and such Prospective Seller intends to sell the Offered Stock to such Stockholder’s Agreement Third Party, the Prospective Seller must provide written notice (the “Offer Notice”) of such offer to Getty Images and the other Significant Stockholders constituting the Significant Stockholders’ “Group” in which the

Prospective Seller does not belong. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of common stock at which the sale to the Stockholders’ Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders’ Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice, or (ii) an accepting party fails to consummate the purchase of the Offered Stock and neither Getty Images nor the other Significant Stockholders who received the Offer Notice are prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

      Each of the Torrance Group and Getty Group will have the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it shall also have the right to appoint the Chairman from among the directors of Getty Images, provided however, that for so long as either Mark Torrance or Mark Getty is the Chairman or Co-Chairman of the Board, such rights shall not be in effect.

      The obligations and rights of the Significant Stockholders relating to the rights of first refusal and right to nominate one director will terminate when the Getty Group or the Torrance Group, as the case may be, and any of such Group’s Permitted Transferees, collectively beneficially own fewer than the greater of (x) 3,000,000 shares of common stock, and (y) such number of shares of common stock as is equal to two percent of the then outstanding shares of common stock.

      The Registration Rights Agreements. In connection with the consummation of the merger of the businesses of Getty Communications plc (our predecessor) and PhotoDisc, Inc. (the “Transactions”), Getty Images entered into Registration Rights Agreements, one with PDI, L.L.C. and Mr. Mark Torrance (the “PDI Stockholders”) and a second with Getty Investments L.L.C. Pursuant to the terms of the Registration Rights Agreement between Getty Images and the PDI Stockholders (the “PDI Registration Rights Agreement”), the PDI Stockholders, subject to the terms and conditions set forth in the PDI Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of the PDI Stockholders’ shares of common stock (a “PDI Demand Right”), subject to certain limitations that may be imposed by the managing underwriter. The PDI Stockholders have a total of five Demand Rights, provided that the PDI Stockholders may not require the Company to file a registration statement on a “long form” on more than three occasions. In addition to their PDI Demand Rights, the PDI Stockholders have the right to have any or all of their shares of common stock included in any registration by Getty Images with respect to an offering of common stock (a “PDI Piggy-Back Right”), subject to certain limitations that may be imposed by the managing underwriter. Both the PDI Demand Rights and PDI Piggy-Back Rights will terminate on the earlier of (i) the date that all of the PDI Stockholders’ shares of the common stock can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act, or (ii) the 15th anniversary of the date of the PDI Registration Rights Agreement.

      Pursuant to the terms of the Registration Rights Agreement between Getty Images and Getty Investments L.L.C. (the “Getty Investments Registration Rights Agreement”), Getty Investments, subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments’ shares of common stock (a “Getty Demand Right”), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments has five Getty Demand Rights. In addition to its Getty Demand Rights, Getty Investments has the right to have any or all of its shares of common stock included in any registration by Getty Images with respect to an offering of common stock (a “Getty Piggy-Back Right”), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of (i) the date that all of the shares of common stock held by Getty investments can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act, or (ii) the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

      The Getty Investments Registration Rights Agreement was amended on November 22, 1999 to include the right to register an additional 1,579,353 shares of common stock that were acquired by Getty Investments on November 22, 1999.

      In addition to the registration rights described above, upon the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications plc and PhotoDisc, Inc. with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective stockholders, including, in the case of PhotoDisc, Inc. certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications plc, certain registration rights granted to the October 1993 Trust and the Klein Family Trust, Messrs. Getty and Klein, RIT Capital Partners, Mr. Anthony Stone, Mr. Lawrence Gould and The Schwartzberg Family L.P.

      Getty Parties Shareholders’ Agreement. In connection with the consummation of the merger of the businesses of Getty Communications plc (our predecessor) and PhotoDisc, Inc., Getty Images, Getty Investments L.L.C., Mark Getty, Jonathan Klein, the October 1993 Trust and the Klein Family Trust (as assigned from Crediton Limited) have entered into a Shareholders’ Agreement with respect to their ownership of shares of common stock (the “Getty Parties Shareholders’ Agreement”), dated February 9, 1998, as amended. Certain provisions of the Getty Parties Shareholders’ Agreement are described below.

      The Getty Parties Shareholders’ Agreement provides that all the common stock held by the parties thereto (other than the Company, Mark Getty and Jonathan Klein) will be voted as directed by the board of directors of Getty Investments. Before transferring shares (other than certain permitted transfers to affiliates or family members who, as a condition of such permitted transfer, must agree to be bound by the terms of the Getty Parties Shareholders’ Agreement), the parties (other than the Company) must first offer such shares to the other parties. The price at which such shares must be offered is either the price that another purchaser is willing to pay for such shares or, in the event of a transfer pursuant to an exercise of registration rights, the average closing market price of the shares of common stock over the preceding ten business days. In the event that these rights of first refusal are not exercised with respect to all shares of common stock offered for sale, then the transferring stockholder may proceed with the proposed sale of shares.

      In the Getty Parties Shareholders’ Agreement, the October 1993 Trust and the Klein Family Trust each agreed to retain at least 311,301 shares of common stock until July 8, 2001 and thereafter to retain at least 155,651 for an additional two years, provided, however, that the October 1993 Trust and the Klein Family Trust may sell shares in the event that (i) Mr. Mark Getty (in the case of the October 1993 Trust) or Mr. Jonathan Klein (in the case of the Klein Family Trust) ceases to be employed by the Company or any of its subsidiaries, or (ii) Getty Investments and its members cease at any time to hold at least 7% of the then outstanding shares of common stock. In addition, if Getty Investments or any of its members sells any shares of common stock, the October 1993 Trust and the Klein Family Trust will be permitted to sell the same proportion of their shares of common stock that are subject to this sale restriction as the number of shares of common stock sold by Getty Investments bears to its total number of shares of common stock. The Getty Parties Shareholders’ Agreement provides that each of the October 1993 Trust and the Klein Family Trust will, in consideration of its participation under such agreement, receive an annual fee from Getty Investments in July 2002 of £30,569 and £105,901 ($43,714 and $151,438, respectively, using an assumed exchange rate of $1.43), subject to certain inflation adjustments in each year. After payment of the annual fee in July 2002, no further annual fees will be payable to the October 1993 Trust or the Klein Family Trust under the Getty Parties Shareholders’ Agreement.

      The Getty Parties Shareholders’ Agreement also provides that each of the October 1993 Trust and the Klein Family Trust have the right to nominate a director to the board of directors of Getty Investments (the “Getty Investments Board”). Such parties have nominated Mr. Getty and Mr. Klein to the Getty Investments Board. The October 1993 Trust also has the right to nominate the chairman of the Getty Investments Board. The October 1993 Trust has appointed Mr. Getty as Chairman of Getty Investments.

      Getty Investments has agreed in the Getty Parties Shareholders’ Agreement that, subject to certain exceptions, it will not operate or own or control any other business in the visual content industry.

      The Getty Parties Shareholders’ Agreement expires on July 7, 2003, but may be terminated early with respect to a party (or its permitted transferees) who ceases to be a stockholder of Getty Images. The Getty Parties Shareholders’ Agreement terminates for all parties if the parties to the agreement cease to own beneficially less than the greater of (x) 3,000,000 shares of common stock and (y) such number of shares as is equal to two percent or less of the then outstanding shares of common stock.

      Getty Investments Company Agreement. Getty Investments L.L.C. is a limited liability company organized in the State of Delaware and is governed by a limited liability company agreement among four various Getty family trusts (the “Getty Trusts”) and Transon Limited (as assignee of 525 Investments Limited) (the “Getty Investments Company Agreement”). As of March 1, 2002, the membership interests of the Getty Trusts in Getty Investments were held as follows: 42.36% by the Cheyne Walk Trust, 18.75% by the Ronald Family Trust A, 15.68% by the Ronald Family Trust B and 12.5% by the Gordon P. Getty Family Trust. The remaining 10.71% interest was held by Transon Limited. The four Getty Trusts resulted from a partition in 1988 of the Sarah C. Getty Trust in accordance with a 1985 court order. Two of the four trustees of the Cheyne Walk Trust are also two of the three trustees of the Ronald Family Trust B, and one of the two trustees of the Ronald Family Trust A is also one of the three trustees of the Ronald Family Trust B. The life income beneficiaries of the four Getty Trusts referred to above are children of J.P. Getty, and the remainder beneficiaries are his grandchildren (including Mr. Mark Getty) and other descendants. Transon Limited is a company owned by Sir Paul Getty, one of the children of J.P. Getty. Mr. Mark Getty is the son of Sir Paul Getty.

      The Getty Investments Company Agreement provides that the Getty Investments Board consists of six directors. One director is appointed by each of the four Getty Trusts. In addition, the members of Getty Investments have agreed to appoint one person nominated by each of the October 1993 Trust and the Klein Family Trust. The members also agree to appoint the director nominated by the October 1993 Trust as the Chairman of the Board of Getty Investments. Mr. Getty has been appointed a director and chairman by the October 1993 Trust and Mr. Klein has been appointed a director by the Klein Family Trust. Decisions at meetings of the Getty Investments Board require the approval (at a meeting or in writing) of a majority of directors. Of the six members of the Getty Investments Board, three (Mr. Getty, Mr. Klein and Mr. Garb) are also directors of Getty Images. There are currently no voting arrangements whereby one member of Getty Investments can control a majority of the members of the Getty Investments Board.

      Getty Trademarks. Getty Images, directly or through its subsidiaries, has trademark registrations and applications for trademark registrations in respect of the names Getty Images and Hulton Getty, and derivatives thereof and the related logos (together, the “Getty Trademarks”). Getty Images and Getty Investments have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Trademarks. Upon such assignment, Getty Images will have 12 months within which it will be permitted to continue to use the Getty Trademarks and thereafter will have to cease such use.

      Indemnification. Getty Images has agreed to indemnify Getty Investments L.L.C. and its members for liabilities arising in connection with the merger of the business of Getty Communications plc and PhotoDisc, Inc. as well as various securities offerings by the Company. In addition, Getty Images has entered into agreements to indemnify its directors and certain executive officers, in addition to indemnification provided for in our Bylaws and Restated Certificate of Incorporation. These agreements, among other things, indemnify our directors and certain executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

      Torrance Lease. PhotoDisc, Inc., a wholly-owned subsidiary of the Company, and the Marshall Building L.L.C., an entity 50% owned by Mr. Mark Torrance, one of our directors, and of which Mr. Torrance is the managing partner, have entered into a lease under which PhotoDisc, Inc. leases the majority of the Marshall Building (46,957 total square feet). This lease expires on February 27, 2003 and may be extended for a further five years at the option of PhotoDisc, Inc. The weighted average rental is $13.47 per square foot per year, which the Company believes is a fair market rate, and under which Marshall Building L.L.C. pays a monthly service and maintenance fee of $1,375. In addition, PhotoDisc, Inc. has made certain improvements to the Marshall Building in the amount of approximately $360,000 for which it is being reimbursed by a reduction in monthly lease payments ratably over the term of the lease. Interest on the outstanding amount of unreimbursed improvements is charged at a rate of 5.77% per annum.

      On June 1, 1999, PhotoDisc, Inc. entered into a sublease agreement with Soma Corporation (now known as CVS Washington, Inc.) to sublease 34,108 square feet of the Marshall Building commencing on October 1, 1999, and an additional 3,281 square feet on June 1, 2000. The term of the sublease ends on February 27, 2003. The base rent for the sublease from October 1, 2000 through September 30, 2001 was $47,515 ($15.25 per square foot). From October 1, 2001 through September 30, 2002, the base rent increased to $49,073 ($15.75 per square foot). Rent received from CVS Washington, Inc. was $790,187 in 2001 and PhotoDisc, Inc. paid an aggregate amount of $568,943 to Marshall Building L.L.C. for lease payments in 2001.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION FOR 2001

      The following report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graphs by reference therein.

      Compensation Committee Governance. Our Compensation Committee was composed in 2001 of Messrs. Bailey, Garb and Sporborg. The Compensation Committee is responsible for the our general compensation policies, and in particular is responsible for setting and administering the policies that govern senior executive compensation and administering our equity-based employee compensation benefit plans for our executive officers and, along with the Stock Option Committee, for all other Company employees. The Compensation Committee evaluates the performance of the Chief Executive Officer and Executive Chairman and reviews the compensation levels for all executive officers.

      Compensation Policies. The primary objectives of our executive compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by the executives that benefits our stockholders, and (iii) to align the financial interests of our executive officers directly with those of our stockholders. The primary elements of executive officer compensation are base salary, annual cash bonuses, and periodic stock option grants. We believe that this approach best serves the interests of the Company and our stockholders. It enables us to meet the requirements of the competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances the interests of our stockholders.

      Additional information on each of these compensation elements follows.

•	Salaries. Base salaries for our executive officers other than the Executive Chairman and the Chief Executive Officer, including any adjustments, are based upon recommendations by the Chief Executive Officer. These recommendations, and the Compensation Committee’s review thereof, take into account factors such as relevant experience of the executive officer, the length of the executive officer’s service with the Company, an assessment of his or her level of and any increases in responsibility, a comparison of the position to similar positions in comparable companies, and a subjective assessment of the executive officer’s performance.

•	Executive Bonus Plan. Annual bonuses are awarded on a discretionary basis and reflect both the performance of the Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including individual performance, corporate revenue, profit and cash flow goals, and compensation levels of comparable companies. Annual cash bonus awards for the executive officers other than the Executive Chairman and the Chief Executive Officer are based upon recommendations by the Chief Executive Officer.

•	Option Grants. Stock options are an integral part of an executive officer’s compensation. We use stock options to provide an incentive to the executive officer, and to align the interests of the executive officer with those of our stockholders by providing the executive officer with a financial interest in the Company. In making grants, the Compensation Committee takes into account the executive officer’s contributions to the Company, the scope of and any changes to his or her responsibilities, the executive officer’s salary and the number of options previously granted. In fiscal year 2001, the Compensation Committee adopted guidelines for stock option grants. Under these guidelines, stock option grants generally are made on an annual basis in competitive amounts. In appropriate cases, however, the Compensation Committee still may make special grants outside of the annual-grant framework. Stock option grants for the executive officers other than the Executive Chairman and the Chief Executive Officer, including any special grants, are based upon recommendations by the Chief Executive Officer.

      Almost all stock options awards that we have granted following the consummation of the merger of the businesses of Getty Communications plc (our predecessor) and PhotoDisc, Inc., have been granted under, and governed by, the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan (“the Plan”), which was adopted by the Company in connection with that merger. The only exceptions have been the initial stock option grants made to Messrs. James Bonaventura and Philippe Sanchez, two executive officers who joined the Company in 2001, and awards made in 2001 to Messrs. Bailey, Garb and Sporborg, three of our non-executive directors.

      Compensation of the Chief Executive Officer. As Chief Executive Officer, Mr. Klein is compensated pursuant to an employment agreement effective October 1, 2001. The October 1, 2001 employment agreement superseded the prior employment agreement between Mr. Klein and the Company. The agreement provides for Mr. Klein’s employment through at least October 1, 2003. Thereafter, Mr. Klein’s employment shall continue until either Mr. Klein or the Company provides the other party with at least twelve months’ notice of its intent to terminate the agreement. Under the agreement, Mr. Klein also agreed to continue serving on our Board of Directors.

      Under the agreement, as our Chief Executive Officer, Mr. Klein will receive an annual base salary of $1,100,000, subject to possible increase by the Board. This increase in Mr. Klein’s base salary was intended to offset the elimination of significant expatriate benefits that were provided to Mr. Klein under his prior employment contract, but that are not provided under the terms of the new agreement. The eliminated expatriate benefits include a payment in lieu of monthly contributions to a defined contribution pension plan, a foreign service allowance, a cost of living allowance, home leave expense reimbursement and tax equalization benefits. Mr. Klein also is eligible to earn up to 30% of his base salary as a bonus in each calendar year under the new agreement, which is a reduction from 50% under his prior agreement. Mr. Klein’s employment agreement also provides him with certain other welfare and fringe benefits, such as a company automobile.

      As part of the Compensation Committee’s evaluation of Mr. Klein’s compensation (including his tax status) that led to the execution of the new employment agreement, the Compensation Committee made stock option awards to Mr. Klein on May 7 and June 26, 2001, accelerated the vesting of certain of the stock options that had been awarded to Mr. Klein, and also extended the post-termination exercise periods.

      Compensation of the Executive Chairman. As Executive Chairman, Mr. Getty is compensated pursuant to an employment agreement effective February 9, 1998. The agreement initially provided for Mr. Getty’s employment through at least February 9, 2001. Thereafter, Mr. Getty’s employment continues until either Mr. Getty or the Company provides the other party with at least twelve months’ notice of its intent to terminate the agreement. Under the agreement, Mr. Getty agreed to serve as the Co-Chairman, and subsequently agreed to serve as Executive Chairman, of our Board of Directors.

      Pursuant to the agreement, Mr. Getty received an initial annual base salary of $275,000, subject to possible increase by the Board. Mr. Getty’s current base salary is $500,000. Mr. Getty also was eligible to earn up to 50% of his base salary as a bonus in each calendar year. Mr. Getty’s employment agreement also provides him with certain other benefits and perquisites, such as a supplemental defined contribution pension plan, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

      Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers, as reported in its proxy statement, unless that compensation is considered performance-based. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved these compensation arrangements. The Compensation Committee will monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. The Compensation Committee is prepared, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under Section 162(m). Tax deductibility will not be the sole factor we consider in determining appropriate levels or types of compensation.

      The Board of Directors accepted the Compensation Committee’s recommendations regarding Executive Compensation in 2001.

COMPENSATION COMMITTEE,

Andrew S. Garb (Chairman)
Christopher H. Sporborg
James N. Bailey

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      On June 13, 2000, the Board of Directors adopted a written Audit Committee Charter. The charter, which reflects standards set forth in SEC regulations and National Association of Securities Dealers listing standards, recognizes three broad categories of Committee responsibilities:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

•	Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

      The Audit Committee met five times during fiscal year 2001 to carry out its responsibilities. The members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

      During fiscal year 2001, at each of its meetings, the Audit Committee met with senior members of our financial management team, our general counsel and our independent public accountants. At each of its meetings, the Committee had private sessions with our independent public accountants, at which discussions of financial management, accounting and internal control issues took place. The Committee also has discussed with both management and our independent public accountants our internal accounting controls.

      The Audit Committee reviewed with our financial managers and the independent public accountants the overall audit scopes and plans, the results of internal and external audit examinations, the evaluations by the independent public accountants of our internal controls, and the quality of our financial reporting.

      The Audit Committee reviewed the audited financial statements in the Annual Report with management of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and our independent accountants all financial statements required to be filed with the Securities and Exchange Commission prior to their issuance. Management and the independent accountants advised the Committee that the audited annual financial statements presented fairly, in all material respects, the Company’s financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America, and advised the Committee that they were not aware of any material modifications that should be made to the interim financial statements for them to be in conformity with such accounting principles, and reviewed significant accounting issues with the Committee. These reviews included all discussions with the independent public accountants of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      The Audit Committee also has discussed with PricewaterhouseCoopers LLP, the independent accountants, matters relating to its independence, including a review of audit and non-audit fees and the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

      In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of our management, which has primary responsibility for financial statements and reports, and of the independent public accountants, who, in their report, express an opinion on the conformity of our annual financial statements with accounting principles generally accepted in the United States of America.

      Based on the discussions and reviews noted above and the report of the independent public accountants, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE,

Christopher H. Sporborg (Chairman)
James N. Bailey
Andrew S. Garb

INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has audited our financial statements since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The following table presents the aggregate fees billed for professional services rendered by PricewaterhouseCoopers for the audit of our financial statements for fiscal year 2001, and fees billed for other services rendered by PricewaterhouseCoopers for fiscal year 2001:

(1)	Audit Fees (for audit of our annual financial statements for fiscal year 2001 and reviews of our quarterly financial statements)	$921,069
(2)	Financial Information and Systems Design and Implementation Fees	0
(3)	All Other Fees
	Audit related services for the preparation and audit of statutory accounts for our foreign subsidiaries	256,544
	Due diligence and corporate restructuring	335,356
	Tax related services, comprising tax compliance and tax examination assistance	256,218
	Total All Other Fees	$848,118

      The Audit Committee considered whether the provision of other services by PricewaterhouseCoopers LLP was compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that it is was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

PERFORMANCE GRAPH

      Set forth below is a graph comparing cumulative total stockholder returns on our common stock, the Nasdaq Stock Market Index of U.S. Companies (the “Nasdaq Market Index”), the S&P Photography/ Imaging Index (the “S&P Group Index”), and the Media General Business Services Group Index (the “MG Group Index”). Starting this year, we are changing the published industry index we use for comparison purposes in the performance graph from the S&P Group Index to the MG Group Index. We are making this change because the S&P Group Index comprises only the Eastman Kodak Company and the Xerox Corporation, while the MG Group Index comprises several hundred companies, of which we are one. We believe the MG Group Index provides a better reference point for evaluating the past performance of our common stock.

      The graph assumes that $100 was invested in Getty Images and each index on December 31, 1996 (as required by Securities and Exchange Commission rules) and that dividends were reinvested, and is rounded to the nearest whole dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG GETTY IMAGES, INC.
NASDAQ MARKET INDEX, MG GROUP INDEX
AND S&P GROUP INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Getty Images, Inc.	100	99	115	326	213	153
Nasdaq Market Index	100	122	173	304	191	152
S&P Group Index	100	100	130	79	34	38
MG Group Index	100	117	113	119	89	88

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of the common stock. Reporting Persons are also required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To our knowledge, based solely on our review of copies of such reports received by the Company, or on written representations from certain Reporting Persons that no other reports were required for such persons, the Company believes that during fiscal year 2001, all Section 16(a) filing requirements were satisfied on a timely basis.

PROPOSALS OF STOCKHOLDERS

      Under the Securities and Exchange Commission’s proxy rules, stockholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at our 2003 annual meeting must give notice of the proposal to the Secretary of the Company no later than December 13, 2002 to be considered for inclusion in our proxy materials relating to the 2003 annual meeting. Receipt by the Company of any such proposals from a qualified stockholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2003 annual meeting because the proposals must meet the other requirements of the rules of the Securities and Exchange Commission.

      Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for our 2003 annual meeting, except in circumstances where (i) the Company receives notice of the proposed matter no later than December 13, 2002, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

      Under our By-Laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In order for a stockholder to bring business before our 2003 annual meeting, the stockholder must deliver notice to the Company as specified in the By-Laws no earlier than January 21, 2003, and no later than February 20, 2003. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

      A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2001, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

INVESTOR RELATIONS DEPARTMENT

GETTY IMAGES, INC.
601 N. 34th STREET
SEATTLE, WASHINGTON 98103

ADDITIONAL INFORMATION

      Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of preparing, printing and mailing this proxy statement and soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson Shareholder a fee of $8,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. If they do so, they will not receive any additional compensation for these activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

[GETTY IMAGES LOGO]

AMENDED AND RESTATED

GETTY IMAGES, INC.
1998 STOCK INCENTIVE PLAN
(Amended and Restated as of April 4, 2002)

AMENDED AND RESTATED GETTY IMAGES, INC.

1998 STOCK INCENTIVE PLAN

      1. Purpose. The purposes of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan (the “Plan”) are to attract, retain and motivate officers, employees, directors and consultants of GETTY IMAGES, INC., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

      2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

      “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

      “Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee.

      “Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

      “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

      “Board” means the Board of Directors of the Company.

      A “Change in Control” of the Company, unless otherwise defined in an Award Agreement or in a written employment or services agreement between the Participant and the Company or a Subsidiary, shall be deemed to have occurred when:

(a) any Person (other than the Company, any Subsidiary or Affiliate of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of 33 1/3 percent or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company,

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board,

(c) the shareholders of the Company shall approve and there shall occur a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least a majority of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or

(d) the shareholders of the Company shall approve and there shall occur a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the

Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

      provided, however, that a Change in Control shall not be deemed to have occurred in the event of

(i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company, or

(ii) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

      “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

      “Combined Voting Power” means the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.

      “Committee” means the (i) full Board or (ii) Compensation Committee of the Board, any successor committee thereto, or (iii) any other committee appointed by the Board to administer the Plan.

      “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

      “Eligible Individuals” means the individuals described in Section 6 who are eligible to receive Awards under the Plan.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

      “Fair Market Value” means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the average of the high and low prices of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee.

      “Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

      “Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

      “Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the relevant entity.

      “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

      “Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

      “Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 11 hereof.

      “Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

      “Section 162(m) Participant” means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by
Section 162(m) of the Code.

      “Stock Appreciation Right” means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

      “Stock Award” means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

      “Stock Option” means an option to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

      “Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

      “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

      3. Administration of the Plan.

      (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to grant Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment or services with the Company or, subject to Section 16 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, and (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

      (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

      (d) Delegation of Authority. To the extent consistent with applicable law, the Board may authorize one or more officers of the Company to grant Awards to designated Eligible Individuals. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Board to delegate authority to an officer, and the Board may at any time rescind the authority delegated to an officer appointed hereunder or appoint a new officer. At all times, the officer appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Board. Any action undertaken by the officer in accordance with the Board’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the officer.

      (e) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

      (f) Separate Programs. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Eligible Individuals on such terms and conditions as determined by the Committee from time to time.

      4. Duration of Plan. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (as defined in Section 18(j)).

      5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, 13,000,000 shares (the “Section 5 Limit”), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 9,000,000 shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

      (a) the number of Shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

      (b) the Section 5 Limit shall be increased by:

(i) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares,

(ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award, and

(iii) the number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

      In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

      6. Eligible Individuals.

      (a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are officers, employees, directors or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. Members of the Committee shall not be eligible to receive Awards under the Plan.

      (b) Maximum Number of Shares per Eligible Individual. In accordance with the requirements under Section 162(m) of the Code, no Eligible Individual shall receive grants of Awards with respect to an aggregate of more than 4,500,000 shares of Common Stock in respect of any fiscal year of the Company. For purposes of the preceding sentence, any Award that is made as bonus compensation, or is made in lieu of compensation that otherwise would be payable to an Eligible Individual, shall be considered made in respect of the fiscal year to which such bonus or other compensation relates or otherwise was earned.

      7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The date of a Participant’s termination of employment or services for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment or services for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

      8. Stock Options.

      (a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Stock Option and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options.

      (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of grant, provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over

(ii) the aggregate exercise price thereof,

      does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

      (c) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

      (d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof and, if the applicable Award Agreement so provides, in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

      9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award

Agreement. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised.

      10. Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

      11. Performance Share Awards. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Committee shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Committee shall determine.

      12. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

      13. Section 162(m) Awards.

      (a) Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code
(“Section 162(m) Awards”). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards or other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 13(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable Treasury regulations for compensation intended to be “qualified performance-based compensation.”

      (b) Performance Goals. For purposes of this Section 13, performance goals shall be limited to one or more of the following: (i) net revenue, (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits,

(viii) earnings growth, (ix) revenue growth, (x) book value per share, (xi) stock price and (xii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

      (c) Other Performance-Based Compensation. The Committee’s decision to make, or not to make, Section 162(m) Awards within the meaning of this Section 13 shall not in any way prejudice the qualification of any other Awards as performance-based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under
Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 13.

      14. Non-transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members; provided further, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant or, if applicable, the “alternate payee” under a QDRO or the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

      15. Recapitalization or Reorganization.

      (a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares affecting the Common Stock, the Committee shall make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock automatically granted pursuant to a formula program under the Plan, and the exercise prices in respect thereof and/or (ii) such other equitable adjustments as it deems appropriate in the interests of the holders of Awards. The Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

      16. Change in Control. In the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, and except as otherwise may be provided in an Award Agreement, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control. In the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

      17. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board or Committee may not, without shareholder approval, increase the maximum number of shares issuable under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Award shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

      18. Miscellaneous.

      (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any grant of an Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

      (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

      (c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to grants hereunder.

      (d) Other Employee Benefit Plans. Amounts received by a Participant with respect to any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

      (e) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers Automated Quotation System or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

      (f) Compliance with Rule 16b-3.

(i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

(ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

      (g) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

      (h) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

      (i) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

      (j) Effective Date. The effective date of the Plan is February 9, 1998 (the “Effective Date”).

GETTY IMAGES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2002

     The stockholder(s) of Getty Images, Inc., a Delaware corporation, whose signature(s) appear(s) on the reverse side of this Proxy, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Getty Images, Inc. to be held at the headquarters of Getty Images, Inc. located at 601 North 34th Street, Seattle, WA 98103, on May 21, 2002 at 2:30 p.m. (Pacific Daylight Time) and hereby appoint(s) Elizabeth J. Huebner and Jeffrey L. Beyle, and either of them, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the stockholder(s) would possess if personally present to vote the Getty Images, Inc. Common Stock of the stockholder(s) on the reverse side of this Proxy at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse of this Proxy, and in their discretion upon any other business that may properly come before the meeting (and any postponements or adjournments thereof).

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF BOTH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

IMPORTANT- TO BE SIGNED AND DATED ON REVERSE SIDE

GETTY IMAGES, INC. P.O. BOX 11053 NEW YORK, N.Y. 10203-0053

To change your address, please mark this box and indicate new address in the space provided

New address:

Ú     DETACH PROXY CARD HERE     Ú

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	Votes must be indicated (x) in Black or Blue ink

The Board of Directors recommends a vote “FOR” proposals 1 through 4.

1.	To elect two (2) Class II directors for three-year terms.

FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS

Nominees:   Christopher H. Sporborg and Mark H. Getty

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the 2002 fiscal year.

		FOR	AGAINST	ABSTAIN
3.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase from 80,000,000 to 105,000,000 the total number of authorized shares of capital stock of the Company, and the total number of authorized shares of common stock, par value $0.01, of the Company from 75,000,000 to 100,000,000.

4.	To approve an amendment to, and restatement of, the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, to allow for grants of awards to non-employee directors.

SCAN LINE

This proxy card should be signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Date	Share Owner sign here	Co-Owner sign here